EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-73878) of GlobalSantaFe Corporation of our report dated July 14, 2003 relating to the financial statements of the GlobalSantaFe 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 14, 2003